Exhibit 10.1

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Purchase Agreement”) is entered into on June 13, 2024, by and between QXO, Inc., a Delaware corporation (the “Company”), and the undersigned investor (the “Investor”).

WHEREAS, the Company is seeking commitments from interested investors to purchase shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), in a private placement for a purchase price of $9.14 per share of Common Stock (the “Per Share Purchase Price”) and, in lieu of Common Stock to certain purchasers, pre-funded warrants (“Pre-Funded Warrants”) to purchase Common Stock at a purchase price of $9.13999 per Pre-Funded Warrant;

WHEREAS, the aggregate purchase price to be paid by the Investor for the aggregate number of shares of Common Stock to be purchased by the Investor (the “Purchased Shares”) (as set forth on the signature page hereto) is referred to herein as the “Purchase Price”;

WHEREAS, substantially concurrently with the execution of this Purchase Agreement, the Company is entering into separate purchase agreements (collectively, the “Other Purchase Agreements”) with certain investors, severally and not jointly, to purchase Common Stock and/or Pre-Funded Warrants from the Company (the transactions contemplated by this Purchase Agreement and the Other Purchase Agreements, collectively, the “PIPE Investment”);

WHEREAS, the Board of Directors of the Company has unanimously (a) approved, adopted and declared advisable this Purchase Agreement and the Other Purchase Agreements and the PIPE Investment, (b) declared that it is in the best interests of the Company and the stockholders of the Company that the Company enter into this Purchase Agreement and the Other Purchase Agreements and consummate the PIPE Investment, and (c) recommended to the stockholders of the Company that they vote in favor of the approval of the PIPE Investment; and

WHEREAS, immediately following the execution of this Purchase Agreement, the Company will seek the written consent of the holders of at least a majority of the outstanding shares of Common Stock and the Company’s preferred stock (with the holders of such preferred stock voting on an as-converted basis with the holders of the Common Stock) (the “Requisite Stockholders”) approving a resolution to, among other matters, approve the PIPE Investment (the “Written Consent”), pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) and in accordance with Section 1 of Article 7 of the Company’s Fifth Amended and Restated Certificate of Incorporation (the “Charter”) and Section 2.14 of the Company’s amended and restated bylaws (the “Bylaws”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and the Company acknowledges and agrees as follows:

1.            Purchase. The Investor hereby irrevocably agrees to purchase at the Closing from the Company, and the Company hereby agrees to issue and sell to the Investor at the Closing, the number of Purchased Shares set forth on the signature page of this Purchase Agreement at the Purchase Price, on the terms and subject to the conditions provided for herein.

2.            Closing.

(a)            The closing of the purchase and sale of the Purchased Shares contemplated hereby (the “Closing”) shall take place at 9:00 a.m., New York City time, on the third (3rd) business day after satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Section 3 (other than those that by their nature are to be satisfied or waived at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions at Closing), at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019 (or through electronic exchange of documents and signatures), unless another time, date or place is agreed to in writing by the Company and the Investor. The date on which the Closing actually occurs is referred to in this Purchase Agreement as the “Closing Date.” The Company will provide the Investor written notice of the anticipated Closing Date at least five (5) business days in advance of the anticipated Closing Date.

(b)            At the Closing, (i) the Investor shall pay to the Company the Purchase Price, in cash, by wire transfer of immediately available funds to an account of the Company, which account shall be designated in writing by the Company to the Investor no less than three (3) business days prior to the Closing, and (ii) the Company shall issue the Purchased Shares to the Investor and subsequently cause the Purchased Shares to be registered in book entry form in the name of the Investor on the Company stock register with the Company’s transfer agent.

(c)            At least three (3) business days prior to the Closing, the Investor shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 (or in the case the Investor is a non-U.S. person, a duly completed and executed Internal Revenue Service Form W-8).

(d)            For purposes of this Purchase Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

3.            Closing Conditions. The obligation of the parties hereto to consummate the purchase and sale of the Purchased Shares pursuant to this Purchase Agreement is subject to the satisfaction (or waiver in writing to the extent permitted by applicable law by each party entitled to the benefit thereof) of the following conditions:

(a)            there shall not be in force any injunction or order enjoining or prohibiting the issuance and sale of the Purchased Shares pursuant to this Purchase Agreement;

(b)            the written consent shall have been obtained and at least twenty (20) calendar days after the date on which the Information Statement (as defined below) was mailed to stockholders, or such other time as is required by Rule 14c-2 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), shall have passed;

(c)            the shares of Common Stock to be issued in the PIPE Investment shall have been approved for listing on Nasdaq Stock Market (“Nasdaq”) or the New York Stock Exchange (“NYSE”) (each as defined below), as applicable, subject only to official notice of the issuance thereof, and the Common Stock shall not have been suspended from trading on such exchange;

(d)            solely with respect to the Company’s obligation to close, the Investor shall have delivered to the Company the requested information set forth on Schedule A hereto; and

(e)            (i) solely with respect to the Investor’s obligation to close, the representations and warranties made by the Company, and (ii) solely with respect to the Company’s obligation to close, the representations and warranties made by the Investor, in each case, in this Purchase Agreement shall be true and correct in all material respects as of the Closing Date other than (A) those representations and warranties qualified by materiality, Material Adverse Effect (as defined below) or similar qualification, which shall be true and correct in all respects as of the Closing Date, and (B) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality, Material Adverse Effect or similar qualification, all respects) as of such date.

4.            Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Purchase Agreement.

5.            Representations and Warranties. The Company represents and warrants to the Investor that:

(a)            The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Purchase Agreement.

(b)            As of the Closing Date, the Purchased Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Purchase Agreement, the Purchased Shares will be validly issued, fully paid and non-assessable, free and clear of all liens or other encumbrances (other than those arising under this Purchase Agreement or applicable securities laws or those imposed by the Investor) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents or contractual arrangements (as in effect at such time of issuance).

(c)            This Purchase Agreement has been duly authorized, executed and delivered by the Company and, assuming that this Purchase Agreement constitutes the valid and binding agreement of the Investor, this Purchase Agreement is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally or (ii) principles of equity, whether considered at law or equity.

(d)            The issuance and sale by the Company of the Purchased Shares pursuant to this Purchase Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or affect the validity of the Purchased Shares or the legal authority of the Company to comply in all material respects with its obligations under this Purchase Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the Company’s ability to comply in all material respects with its obligations under this Purchase Agreement.

(e)            As of the date hereof, the authorized capital stock of the Company consists of 2,000,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share. Except as set forth in the SEC Documents (as defined below) and pursuant to the Other Purchase Agreements, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any securities of the Company.

(f)            The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance and sale of the Purchased Shares pursuant to this Purchase Agreement, other than (i) filings with the Securities and Exchange Commission (the “SEC”), (ii) filings required by applicable state securities laws, (iii) those required by Nasdaq or NYSE, as applicable, including with respect to obtaining approval of the Company’s stockholders, (iv) the Written Consent and the Information Statement or (v) the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially affect the Company’s ability to comply in all material respects with its obligations under this Purchase Agreement.

(g)            Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Purchased Shares by the Company to the Investor.

(h)            The Company has made available to the Investor (including via the SEC’s EDGAR system), a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by the Company with the SEC prior to the date of this Purchase Agreement (the “SEC Documents”). None of the SEC Documents filed under the Exchange Act contained when filed or, if amended prior to the date of this Purchase Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Documents.

(i)            Neither the Company nor any person acting on its behalf has offered or sold the Purchased Shares by any form of general solicitation or general advertising in violation of the Securities Act.

(j)            The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed for trading on Nasdaq or NYSE. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or NYSE, as applicable, or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on Nasdaq or NYSE, as applicable, or to deregister the Common Stock under the Exchange Act.

(k)            The Company is not under any obligation to pay any broker’s fee or broker’s commission in connection with the sale of the Purchased Shares other than to the Placement Agents (as defined below).

(l)            None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered or enforced by the U.S. government (including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)) or other relevant sanctions authority of the United States, United Kingdom or the European Union.

(m)            Notwithstanding anything to the contrary set forth herein, the Company acknowledges and agrees that, during the period beginning on the date of this Purchase Agreement and ending on the date of the Closing, the Company will not enter into any additional purchase agreements (the “Additional Purchase Agreements”) with other investors with terms and conditions that are more advantageous to the investor thereunder than the terms and conditions set forth in this Purchase Agreement in any material respects, unless such terms and conditions are also offered to the Investor. For the avoidance of doubt, any more advantageous term and condition relating to Per Share Purchase Price and ability to sell or transfer the Common Stock shall be deemed to be material for the purpose of this Section 5(m).

6.            Investor Representations and Warranties. The Investor represents and warrants to the Company that:

(a)            The Investor acknowledges and agrees that no disclosure or offering document has been prepared in connection with the offer and sale of the Purchased Shares by Goldman Sachs & Co. LLC or Morgan Stanley & Co. LLC or any of their respective affiliates (collectively, the “Placement Agents,” and each, a “Placement Agent”).

(b)            (i) The Investor has conducted its own investigation of the Company, the Common Stock and the other outstanding securities of the Company, and the Investor has not relied on any statements or other information provided by the Placement Agents or any of their respective control persons, officers, directors or employees concerning the Company, the Common Stock (including the Purchased Shares) or any other securities of the Company or the offer and sale of the Purchased Shares or otherwise and none of such persons shall be liable to the Investor, (ii) the Investor has had access to, and an adequate opportunity to review, financial and other information as the Investor deems necessary to make its decision to purchase the Purchased Shares, (iii) the Investor has been offered the opportunity to ask questions of the Company and received answers thereto, as it deemed necessary in connection with its decision to purchase the Purchased Shares and (iv) the Investor has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Purchased Shares.

(c)            The Investor acknowledges and agrees that each Placement Agent and its directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Common Stock (including the Purchased Shares) or the accuracy, completeness or adequacy of any information supplied to the Investor by the Company.

(d)            The Investor acknowledges and agrees that, in connection with the issuance and purchase of the Purchased Shares, the Placement Agents have not acted as the Investor’s financial advisor or fiduciary.

(e)            The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or (ii) an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A hereto. Accordingly, the Investor understands that the transactions contemplated by this Purchase Agreement meet the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).

(f)            The Investor is not purchasing the Purchased Shares with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any state thereof, and the information set forth on Schedule A hereto with respect to the Investor shall be true in all respects. The Purchased Shares to be received by the Investor hereunder will be acquired for the Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act or other securities laws of the United States or any state thereof.

(g)            The Investor (i) is an “institutional account” as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating the Investor’s purchase of the Purchased Shares. Accordingly, the Investor understands that the offering meets (A) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (B) the institutional customer exemption under FINRA Rule 2111(b).

(h)            The Investor is aware that the offer and sale to the Investor of the Purchased Shares is being made in reliance on a private placement exemption from registration under the Securities Act and the Investor is acquiring the Purchased Shares for the Investor’s own account or for an account over which the Investor exercises sole discretion for another qualified institutional buyer or accredited investor.

(i)            The Investor is able to fend for itself in the transactions contemplated herein. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Purchased Shares, has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

(j)            The Investor acknowledges and agrees that the offer and sale of the Purchased Shares have not been registered under the Securities Act or any other applicable securities laws, are being offered for sale in a transaction not requiring registration under the Securities Act, and unless so registered, the Purchased Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto. The Investor acknowledges and agrees that any certificates or book entries representing the Purchased Shares shall contain a restrictive legend to such effect (provided that such legend may be subject to removal in accordance with Section 8(d)). The Investor acknowledges and agrees that the Purchased Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Purchased Shares and may be required to bear the financial risk of an investment in the Purchased Shares for an indefinite period of time. The Investor acknowledges and agrees that the Purchased Shares may not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act. The Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Purchased Shares.

(k)            If the Investor is purchasing the Purchased Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account.

(l)            The Investor acknowledges and agrees that the Investor has received or had access to such information as the Investor deems necessary in order to make an investment decision with respect to the Purchased Shares, including, with respect to the Company, its other securities and the business of the Company and its subsidiaries. The Investor acknowledges that the Investor has consulted with its own legal, accounting, financial, regulatory, and tax advisors, to the extent deemed appropriate. Without limiting the generality of the foregoing, the Investor acknowledges that it has had the opportunity to review the Company’s filings with the SEC. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Purchased Shares, including those set forth in the Company’s filings with the SEC. The Investor acknowledges that the Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Purchase Agreement, and that neither the Company nor the Company’s advisors or other representatives have provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Purchase Agreement.

(m)            The Investor became aware of this offering of the Purchased Shares solely by means of direct contact between the Investor and the Company or a representative of the Company (including a Placement Agent), and the Purchased Shares were offered to the Investor solely by direct contact between the Investor and the Company or a representative of the Company (including a Placement Agent). The Investor did not become aware of this offering of the Purchased Shares, nor were the Purchased Shares offered to the Investor, by any other means. The Investor acknowledges that the Purchased Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that the Investor has relied solely upon independent investigation made by the Investor and that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the SEC Documents and the representations and warranties of the Company expressly contained in Section 5, in making its investment or decision to invest in the Company and the Purchased Shares.

(n)            The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Purchased Shares or made any findings or determination as to the fairness of this investment.

(o)          The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Purchase Agreement.

(p)            The execution, delivery and performance by the Investor of this Purchase Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Purchase Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and, assuming that this Purchase Agreement constitutes the valid and binding agreement of the Company, this Purchase Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(q)            Neither the Investor nor any of its officers, directors, managers, managing members, general partners, subsidiaries, affiliates, or, to the Investor’s knowledge, the Investor’s agents or representatives acting on their behalf in connection with this Purchase Agreement is: (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by OFAC, or any similar list of sanctioned persons administered by the European Union, any individual European Union member state or the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly fifty percent (50%) or more owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic or the so-called Luhansk People’s Republic, the Crimea region of Ukraine, or any other country or territory that is the subject of comprehensive trade restrictions by the United States, the European Union, any individual European Union member state or the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or, to the Investor’s knowledge, providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered or enforced by the United States, the European Union, any individual European Union member state or the United Kingdom, to the extent applicable to it. The Investor further represents that the funds held by the Investor and used to purchase the Purchased Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor or in a manner that would violate any sanctions administered or enforced by the United States, the European Union, any individual European Union member state or the United Kingdom, or any applicable anti-bribery, anti-corruption or anti-money laundering laws.

(r)            If the Investor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Investor represents and warrants that (A) neither the Company nor any of its affiliates has provided investment advice or has otherwise acted as the Plans’ fiduciary, with respect to its decision to acquire and hold the Purchased Shares, and none of the parties to the transactions contemplated by this Purchase Agreement is or shall at any time be the Plans’ fiduciary with respect to any decision in connection with the Investor’s investment in the Purchased Shares; and (B) its purchase of the Purchased Shares will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Laws.

(s)            When required to deliver payment to the Company pursuant to Section 2, the Investor will have sufficient funds to pay the Purchase Price and consummate the purchase and sale of the Purchased Shares pursuant to this Purchase Agreement.

(t)            The Investor acknowledges and agrees that, except for the SEC Documents and the representations and warranties of the Company expressly set forth in Section 5, neither the Company nor any of its affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity makes or has made any express or implied representation or warranty to the Investor or any of its affiliates or representatives with respect to the Company or its affiliates or their respective securities or businesses, or any estimates, projections, forecasts and other forward-looking information or business and strategic plan information regarding the Company or its affiliates or with respect to any other information provided or made available to the Investor or its affiliates or representatives in connection with PIPE Investment (including any information, documents, projections, forecasts, estimates, predictions or other material made available to the Investor or its representatives in “data rooms,” management presentations, marketing materials or due diligence sessions in expectation of the PIPE Investment). The Investor acknowledges that certain information provided to the Investor was based on estimates and projections, and such estimates and projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the estimates or projections. The Investor acknowledges that such information and projections were prepared without the participation of the Placement Agents and that the Placement Agents and the Company do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections. The Investor also acknowledges and agrees that neither the Company nor any other person makes or has made any express or implied representation or warranty to the Investor or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company, its affiliates or its or their respective businesses or (ii) any oral or written information presented to the Investor or any of its affiliates or representatives in the course of its or their due diligence investigation of the Company and affiliates, the negotiation of this Agreement or the PIPE Investment. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of the Company expressly contained in Section 5, in making its investment or decision to invest in the Company. The Investor acknowledges and agrees that, to the maximum extent permitted by law, none of (A) any investor pursuant to any Other Purchase Agreement (including any of such investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (B) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or (C) any affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of the Company shall be liable to the Investor pursuant to this Purchase Agreement, the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Purchased Shares.

7.            No Hedging. The Investor hereby agrees that neither he, she or it, his, her or its controlled affiliates, nor any person or entity acting on his, her or its or his, her or its controlled affiliates’ behalf or pursuant to any understanding with him, her or it, shall execute any “short sales” (as such term is defined in Regulation SHO under the Exchange Act, 17 CFR 242.200(a)) or any “put equivalent position” as such term is defined in Rule 16a-1(h) under the Exchange Act or engage in other hedging transactions of any kind with respect to the Purchased Shares during the period from the date that is thirty (30) calendar days immediately prior to the date hereof through the Closing (or such earlier termination of this Purchase Agreement). Nothing in this Section 7 shall prohibit any other investment portfolios of the Investor that have no knowledge of this Purchase Agreement or of the Investor’s participation in the transactions contemplated by this Purchase Agreement and have not been informed by the Investor of the transactions contemplated by this Purchase Agreement (including the Investor’s affiliates) from entering into any short sales or engaging in other hedging transactions and, if the Investor is a multi-managed investment vehicle, whereby separate portfolio managers manage separate portions of the Investor’s assets, and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of the Investor’s assets, then, in each case, this Section 7 shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Purchased Shares to be issued pursuant to this Purchase Agreement.

8.            Registration Rights.

(a)            The Company agrees to use commercially reasonable efforts to, within fifteen (15) business days following the Closing Date, file with the SEC a registration statement for a shelf registration on Form S-3 (if the Company is then eligible to use a Form S-3 shelf registration) or Form S-1 (if the Company is then not eligible to use a Form S-3 shelf registration) (the “Registration Statement”), in each case, covering the resale of the Purchased Shares acquired by the Investor pursuant to this Purchase Agreement (such Purchased Shares and, unless issued in a transaction registered under the Securities Act, any other equity security issued or issuable with respect to such Purchased Shares by way of stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, the “Registrable Shares”) and, if such Registration Statement does not become effective automatically upon filing, the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as reasonably practicable after the filing thereof; provided, that the Company’s obligations to include the Registrable Shares in the Registration Statement are contingent upon the Investor furnishing in writing to the Company such information regarding the Investor or its permitted assigns, the securities of the Company held by the Investor and the intended method of disposition of the Registrable Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by the Company to effect the registration of the Registrable Shares, and the Investor shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations; provided that the Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Shares.

(b)            At its expense the Company shall:

(i)            except during any blackout or similar period or for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to the Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earliest of the following: (A) the Investor ceases to hold any Registrable Shares and (B) the date all Registrable Shares held by the Investor may be sold without restriction under Rule 144 under the Securities Act. The period of time during which the Company is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii)            during the Registration Period, promptly advise the Investor:

(1)            when a Registration Statement or any amendment thereto has been filed with the SEC;

(2)            after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3)            of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4)            subject to the provisions in this Purchase Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not materially misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the Investor of such events, provide the Investor with any material, nonpublic information regarding the Company other than to the extent that providing notice to the Investor of the occurrence of the events listed in (1) through (4) above constitutes material, nonpublic information regarding the Company;

(iii)            during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)            during the Registration Period, upon the occurrence of any event contemplated in Section 8(b)(ii)(4), except for such times as the Company is permitted hereunder to suspend the use of a prospectus forming part of a Registration Statement, use its commercially reasonable efforts to, as soon as reasonably practicable, prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)            during the Registration Period, use its commercially reasonable efforts to cause all Registrable Shares to be listed on the national securities exchange on which the Common Stock is then listed; and

(vi)            during the Registration Period, use its commercially reasonable efforts to allow the Investor to review disclosure regarding the Investor in the Registration Statement.

(c)            Notwithstanding anything to the contrary in this Purchase Agreement, the Company shall be entitled to delay the filing or effectiveness of, or terminate or suspend the use of, the Registration Statement (or any prospectus therein) if (i) it determines that in order for the Registration Statement not to contain a material misstatement or omission, (A) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly or annual report under the Exchange Act, or (B) the negotiation or consummation of a transaction by the Company or its affiliates is contemplated or pending or an event has occurred, which negotiation, consummation or event that the Company reasonably believes would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable judgment of the Company to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (ii) in the good faith judgment of the Company, such filing or effectiveness or use of such Registration Statement would (1) be detrimental to the Company, any contemplated or pending mergers, acquisitions, consolidations or other similar transactions or issuances of Company securities or any transaction currently proposed by or under consideration by the Company or (2) would require the disclosure of material non-public information concerning the Company that at the time is not, in the good faith judgment of the Company, in the best interests of the Company to disclose and is not otherwise required to be disclosed, and in either case, the Company concludes as a result to defer such filing or terminate or suspend the use of such Registration Statement (or any prospectus included therein) (each such circumstance, a “Suspension Event”); provided that the Company may not delay or suspend the Registration Statement on more than four (4) occasions or for more than ninety (90) consecutive calendar days, or more than one hundred and eighty (180) total calendar days, in each case during any twelve (12) month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, the Investor agrees that (I) it will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement (until the Investor receives copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (II) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, the Investor will deliver to the Company or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Shares in the Investor’s possession; provided, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Shares shall not apply (A) to the extent the Investor is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

(d)            If the Purchased Shares are either eligible to be sold (i) pursuant to an effective Registration Statement or (ii) without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act, then at the Investor’s written request, each of the Company and the Investor will reasonably cooperate with the Company’s transfer agent, such that any remaining restrictive legend set forth on such Purchased Shares will be removed in connection with a sale of such shares, subject to receipt from the Investor by the Company and its transfer agent of customary representations and other documentation reasonably requested by the Company and its transfer agent in connection therewith, including, if required by the Company’s transfer agent, an opinion of counsel, in a form reasonably acceptable to its transfer agent, regarding the removal of such restrictive legends.

(e)            Following such time as Rule 144 under the Securities Act is available, with a view to making available to the Investor the benefits of Rule 144, the Company agrees, for so long as the Investor holds the Purchased Shares purchased pursuant to this Purchase Agreement, to:

(i)            make and keep public information available, as those terms are understood and defined in Rule 144; and

(ii)            file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144.

(f)            Indemnification.

(i)            The Company agrees to indemnify, to the extent permitted by applicable law, the Investor (to the extent a seller under the Registration Statement), its directors and officers and each person who controls the Investor (within the meaning of the Securities Act), to the extent permitted by applicable law, against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including reasonable and documented outside attorneys’ fees of one law firm (and one firm of local counsel)) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by or on behalf of the Investor expressly for use therein.

(ii)            In connection with any Registration Statement in which the Investor is participating, the Investor shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by applicable law, shall indemnify the Company, its directors and officers and each person or entity who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of the Investor expressly for use therein; provided, that the liability of the Investor shall be several and not joint with any other investor and shall be in proportion to and limited to the net proceeds received by the Investor from the sale of Registrable Shares giving rise to such indemnification obligation.

(iii)            Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)            The indemnification provided for under this Purchase Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of the Purchased Shares purchased pursuant to this Purchase Agreement.

(v)            If the indemnification provided under this Section 8(e) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, that the liability of the Investor shall be limited to the net proceeds received by the Investor from the sale of Registrable Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(e)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8(e)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.

9.            Written Consent. As promptly as practicable after the execution of this Purchase Agreement, the Company shall take all actions reasonably necessary to submit to, seek and obtain from, the Requisite Stockholders the Written Consent. Upon receipt of such Written Consent, the Company shall promptly provide to the Investor a copy of such Written Consent. In connection with the Written Consent, the Company shall take all actions necessary or advisable to comply, and shall comply in all material respects, with the DGCL, the Charter and the Bylaws.

10.            Information Statement. Promptly after receipt of the Written Consent, the Company shall prepare and file with the SEC an information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing the information specified in Schedule 14C under the Exchange Act concerning the Written Consent, the PIPE Investment and the other transactions contemplated hereby and in the Other Purchase Agreements (such information statement, as amended or supplemented, the “Information Statement”). The Information Statement shall also contain the notice of action by written consent required by Section 228(e) of the DGCL. The Company shall use its commercially reasonable efforts to resolve any SEC comments with respect to the Information Statement as promptly as practicable after receipt thereof. The Company shall cause the Information Statement to be mailed to holders of the Common Stock and the Company’s preferred stock as of the date the Written Consent is effective promptly after the later of (x) the eleventh (11th) calendar day after the Information Statement is filed with the SEC if the SEC has not informed the Company that it will review the Information Statement and (y) the receipt of confirmation by the SEC that the SEC has no further comments on the Information Statement.

11.            Termination. This Purchase Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) the mutual written agreement of each of the parties hereto to terminate this Purchase Agreement and (b) if the Closing has not occurred by September 30, 2024.

12.            Miscellaneous.

(a)            Neither this Purchase Agreement nor any rights that may accrue to the Investor hereunder (other than the Purchased Shares acquired hereunder, if any) may be transferred or assigned, other than an assignment to any affiliate of the Investor or any fund or account managed by the same investment manager as the Investor or an affiliate thereof, subject to, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executing a joinder to this Purchase Agreement or a separate Purchase Agreement in substantially the same form as this Purchase Agreement, including with respect to the Purchase Price and other terms and conditions; provided that, in the case of any such transfer or assignment, the initial party to this Purchase Agreement shall remain bound by its obligations under this Purchase Agreement in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the transactions contemplated hereby.

(b)            The Company may request from the Investor such additional information as the Company may deem necessary to evaluate the eligibility of the Investor to acquire the Purchased Shares and in connection with the inclusion of the Purchased Shares in the Registration Statement, and the Investor shall promptly provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided that the Company agrees to keep any such information provided by the Investor confidential, except as required by laws, rules or regulations, at the request of the staff of the SEC or another regulatory agency or by the regulations of any applicable stock exchange. The Investor acknowledges that the Company may file a copy of the form of this Purchase Agreement with the SEC as an exhibit to or within a current or periodic report or a registration statement of the Company.

(c)            The Investor acknowledges that the Company and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Purchase Agreement. Prior to the Closing, the Investor agrees to promptly notify the Company and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties of the Investor set forth herein are no longer accurate.

(d)            The Company, the Placement Agents and the Investor are each entitled to rely upon this Purchase Agreement and each is irrevocably authorized to produce this Purchase Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e)            All of the representations and warranties contained in this Purchase Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Purchase Agreement shall survive the Closing until the applicable statute of limitations or in accordance with their respective terms, if a shorter period.

(f)            This Purchase Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 11) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g)            This Purchase Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 8(e), Section 12(c) and Section 12(d) with respect to the persons referenced therein, this Purchase Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(h)            Except as otherwise provided herein, this Purchase Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)            If any provision of this Purchase Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Purchase Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j)            Without limiting any remedies of a party hereunder for a breach of this Purchase Agreement by the other party, each party shall pay its own costs and expenses incurred in connection with the negotiation and execution of this Purchase Agreement and consummation of the transactions contemplated hereby, whether or not such transactions are consummated.

(k)            This Purchase Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(l)            The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Purchase Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Purchase Agreement and to specific enforcement of this Purchase Agreement, in addition to any other remedy to which any party is entitled at law, in equity, in contract, in tort or otherwise. In the event that any claim, action, suit or proceeding shall be brought in equity to enforce the provisions of this Purchase Agreement, no party hereto shall allege, and each party hereto hereby waives the defense, that there is an adequate remedy at law, and each party hereto agrees to waive any requirement for the securing or posting of any bond in connection therewith.

(m)            Any claim, action, suit or proceeding based upon, arising out of or related to this Purchase Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, only to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware), and each of the parties hereto irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of each such court in any such claim, action, suit or proceeding, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of such action, suit or proceeding shall be heard and determined only in any such court and (iv) agrees not to bring any claim, action, suit or proceeding arising out of or relating to this Purchase Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any claim, action, suit or proceeding brought in accordance with this Section 12(m); provided that service of process with respect to any such claim, action, suit or proceeding may also be made upon any party hereto by mailing a copy thereof by registered or certified mail, postage prepaid, to such party at its address as provided in Section 14.

(n)            This Purchase Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other State.

(o)            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS PURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS PURCHASE AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS PURCHASE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 12(o).

13.            Disclosure; Press Releases. The Company shall, by 9:00 a.m., New York City time, on the first business day immediately following the date of this Purchase Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the PIPE Investment and any other material, non-public information that the Company has provided to the Investor, including without limitation, any material non-public information disclosed to the Investor in the data room, at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the Company’s knowledge, the Investor shall not be in possession of any material, non-public information received from the Company or any of its officers, directors or employees. All press releases or other public communications or marketing materials relating to the transactions contemplated hereby between the Company and the Investor, and the method of the release for publication thereof, shall be subject to the prior approval of (a) the Company and (b) to the extent such press release or public communication references the Investor or its affiliates by name, the Investor in writing; provided that neither the Company nor the Investor shall be required to obtain consent pursuant to this Section 13 to the extent required to comply with its respective obligations contained in this Purchase Agreement or to any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 13. The restriction in this Section 13 shall not apply to the extent the public announcement is required by applicable securities law, any governmental authority or stock exchange rule; provided that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

14.            Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service, or (d) when sent by electronic mail with no mail undeliverable or rejection notice, addressed as follows:

If to the Investor, to the address provided on the Investor’s signature page hereto.

If to the Company, to:

QXO, Inc.
Five American Lane
Greenwich, CT 06831

Attention:	Chris Signorello
Email:	Chief Legal Officer

with copies (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas

New York, NY 10019

Attention:	David S. Huntington
Tim Cruickshank
Email:	dhuntington@paulweiss.com
tcruickshank@paulweiss.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Purchase Agreement to be executed by its duly authorized representative as of the date first written above.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Purchased Shares are to be registered (if different):

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:
Email:	Email:

Number of Purchased Shares being purchased:

Aggregate Purchase Price: $__________________	Per Share Purchase Price: $9.14

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company.

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the Company has accepted this Purchase Agreement as of the date first written above.

QXO, INC.

By:
Name:
Title:

[Signature Page to Purchase Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR